Exhibit 99.2

ALCOA INC.

Offer for All Outstanding

5.72% Notes due 2019

in exchange for

5.72% Notes due 2019

which have been registered under the

Securities Act of 1933, as amended

and

5.87% Notes due 2022

in exchange for

5.87% Notes due 2022

which have been registered under the

Securities Act of 1933, as amended

Pursuant to the Prospectus Dated                     , 2007

The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on [                    ], 2007, unless extended by Alcoa (such date and time, as they may be extended, the “expiration date”). Tenders may be withdrawn prior to 5:00 p.m., New York City time on the expiration date.

To:	SECURITIES BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES: [ ], 2007

Alcoa Inc. (“Alcoa”) is offering to exchange the entire outstanding principal amount of each of its series of 5.72% notes due 2019 and 5.87% notes due 2022 (the “old notes”) issued on February 23, 2007 in a transaction that was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its new 5.72% notes due 2019 and new 5.87% notes due 2022 which have been registered under the Securities Act (collectively, the “new notes”), on the terms and subject to the conditions set forth in the prospectus dated                     , 2007 (the “prospectus”) and the related letter of transmittal and the instructions thereto (the “letter of transmittal”). This summary is not complete. You should read the prospectus for a more detailed description of the exchange offer.

For your information and for forwarding to your clients, Alcoa is enclosing the following documents:

1.	the prospectus;

2.	the letter of transmittal for your use and for the information of your clients;

3.	a notice of guaranteed delivery to be used to accept the exchange offer with respect to old notes in certificated form or old notes accepted for clearance through the facilities of The Depository Trust Company if (i) certificates for old notes are not immediately available or all required documents are unlikely to reach the Exchange Agent prior to the expiration date, or (ii) a book-entry transfer cannot be completed on a timely basis; and

4.	a form of letter that may be sent to your clients for whose account you hold old notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the exchange offer.

YOUR PROMPT ACTION IS REQUESTED. THE OFFER WITH RESPECT TO EACH SERIES OF OLD NOTES WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED BY ALCOA.

IN ORDER TO MEET THE DEADLINES SET FORTH IN THE PROSPECTUS, CUSTODIANS AND CLEARING SYSTEMS MAY REQUIRE ACTION ON A DATE PRIOR TO THE EXPIRATION DATE. ADDITIONALLY, THEY MAY REQUIRE FURTHER INFORMATION IN ORDER TO PROCESS ALL REQUESTS TO TENDER. HOLDERS ARE URGED TO CONTACT THEIR CUSTODIANS AND CLEARING SYSTEMS AS SOON AS POSSIBLE TO ENSURE COMPLIANCE WITH THEIR PROCEDURES AND DEADLINES.

Alcoa has not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any securities broker, dealer, commercial bank, trust company or other nominee or any other person, other than the Exchange Agent, for soliciting tenders of the old notes pursuant to the exchange offer.

To participate in the exchange offer, a duly executed and properly completed letter of transmittal, with any required signature guarantees and any other required documents, and certificates representing the old notes (or a timely confirmation of book-entry transfer of such old notes into the Exchange Agent’s account at DTC) should be sent to the Exchange Agent, all in accordance with the instructions set forth in the prospectus and the letter of transmittal.

Any inquiries you may have with respect to the exchange offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth in the prospectus.

The exchange offer is not being made to, and the tender of old notes will not be accepted from or on behalf of, holders in any jurisdiction in which the making or acceptance of the exchange offer would not be in compliance with the laws of such jurisdiction.

NOTHING IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS DESIGNATES YOU OR ANY OTHER PERSON AS AN AGENT OF ALCOA OR THE EXCHANGE AGENT OR AUTHORIZES YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Very truly yours,

Alcoa Inc.

Enclosures

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